UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report February 22, 2005

(Date of earliest event reported) (February 15, 2005)

PETRO STOPPING CENTERS, L.P.

Exact Name of Registrant as Specified in its Charter

Delaware	1-13018	74-2628339
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

6080 Surety Dr. El Paso, Texas	79905
Address of Principal Executive Offices	Zip Code

(915) 779-4711

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2005, Petro Stopping Centers, L.P. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Petro of Richmond, Inc. (“PRI”) and I35-80 Travel Plaza, Inc. (“I35-80,” and together with PRI, the “Sellers”). The Company currently leases land at the majority of its locations to Blue Beacon International, Inc., a truck-wash operator and parent company of the Sellers.

The Purchase Agreement provides for the purchase by the Company of a Petro Stopping Center known as “New Paris Travel Plaza” in Preble County, Ohio, and the purchase by the Company of a Petro Stopping Center known as “York Travel Plaza” in York County, Nebraska. Following the closing of the transaction, these locations will convert from franchise operations within the Company to Company-operated truck stops.

On February 16, 2005, the Company entered into an Asset Purchase Agreement with William D. McKnight and Kathryn A. McKnight providing for the sale of a truck stop located in Camden County, Georgia.

The aggregate purchase price for these transactions is $18.6 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO STOPPING CENTERS, L.P.
(Registrant)

Date: February 22, 2005	By:	/s/ Edward Escudero
Edward Escudero
Treasurer and Chief Financial Officer
(On behalf of the Registrant and as Registrant’s Principal Financial Officer and Chief Accounting Officer)

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